Exhibit 99.1

ANI Pharmaceuticals Agrees to Acquire Inderal® LA Assets from Cranford Pharmaceuticals

BAUDETTE, Minn., March 11, 2016 /PRNewswire/ -- ANI Pharmaceuticals, Inc. ("ANI") (Nasdaq: ANIP) today announced that it has agreed to acquire a portfolio of Inderal® LA assets from Cranford Pharmaceuticals, LLC. The acquired portfolio will include the NDA and trademark for Inderal® LA as well as finished goods inventory. Cranford Pharmaceuticals, LLC owns the NDA for Inderal® LA 60mg, 80mg, 120mg and 160mg sustained release capsules as well as the authorized generic, propranolol ER capsules, both of which are indicated for hypertension, angina pectoris, migraine and hypertrophic subaortic stenosis. According to IMS Health, Inderal® LA and the authorized generic generated combined sales of $30M in calendar year 2015.

The transaction is expected to close in the second quarter of 2016, subject to certain closing conditions. Following the close of the transaction ANI will immediately begin distributing Inderal® LA as well as the authorized generic propranolol ER.

Arthur S. Przybyl, ANI's President and CEO stated, "We are excited to add these extended release products to the ANI commercial portfolio. The acquisition, which is consistent with our strategy of pursuing limited competition generic products and mature brands, will be material to our revenue and EBITDA in 2016. We plan to provide updated financial guidance upon closing the transaction."

About Inderal® LA capsules

Hypertension

Inderal® LA is indicated in the management of hypertension. It may be used alone or used in combination with other antihypertensive agents, particularly a thiazide diuretic. Inderal® LA is not indicated in the management of hypertensive emergencies.

Angina Pectoris Due to Coronary Atherosclerosis

Inderal® LA is indicated to decrease angina frequency and increase exercise tolerance in patients with angina pectoris.

Migraine

Inderal® LA is indicated for the prophylaxis of common migraine headache. The efficacy of propranolol in the treatment of a migraine attack that has started has not been established, and propranolol is not indicated for such use.

Hypertrophic Subaortic Stenosis

Inderal® LA improves NYHA functional class in symptomatic patients with hypertrophic subaortic stenosis.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects, the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; delays or failure in obtaining product approvals from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations
IR@anipharmaceuticals.com